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                                                                   EXHIBIT 10.35

THIS NOTE MAY NOT BE TRANSFERRED, SOLD, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

                                 PROMISSORY NOTE

Principal Sum: $1,266,420                               Dated: December 31, 2001

         FOR VALUE RECEIVED, the undersigned, SYNDICATED FOOD SERVICE INTERNATIONAL, INC. (F/K/A FLORIDINO'S INTERNATIONAL HOLDINGS, INC.), a Florida corporation, having its principal office at 661 Beville Road, Suite 113, Daytona Beach, Florida 32119 ("MAKER"), promises to pay to the order of CHARLES A. BEASLEY and MARJORIE A. BEASLEY, as joint tenants (together, "PAYEE"), having an address at 5600 Nathan Way, Bloomington, Indiana 47408 (the "Office") the aggregate principal sum of One Million Two Hundred Sixty Six Thousand Four Hundred Twenty and 00/100 Dollars ($1,266,420.00), on January 2, 2005 ("Maturity Date") together with interest on the unpaid principal balance outstanding from time to time at the rate per annum of 3.91% ("Base Rate") from the date of this Note until maturity, whether by acceleration or otherwise, and rate of three percent (3%) per annum above the Base Rate after the Maturity Date, whether by acceleration or otherwise, until this Note is paid in full. Interest shall be computed on the basis of a 360-day year applied to the actual number of days elapsed during which the principal balance is outstanding.

         Principal and interest under this Note shall be payable at the Office as follows:

         A. Interest, in consecutive quarterly installments on the last day of February, May, August and November of each year commencing on February 28, 2002 until this Note is paid in full.

         B. Maker shall pay the principal balance in three installments, as follows:

                  (1)      $233,210 on January 2, 2003;

                  (2)      $500,000 on January 2, 2004; and

                  (3)      $533,210 on January 2, 2005.

         C. In any event, any and all unpaid principal and interest shall be due and payable on the Maturity Date.

         All payments on this Note shall be paid in lawful money of the United States of America at the Office, or any other address that the holder of this Note may designate in writing to Maker from time to time. All payments on this Note, including any prepayments, shall be applied first to the payment of accrued and unpaid interest, and then to the payment of the unpaid principal balance. If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity of that payment shall be extended to the next succeeding Business Day, and the interest shall be payable during the extension period. "BUSINESS DAY" means any day other than a Saturday, Sunday or on a day on which commercial banks are closed in the State of Indiana.

         This Note may be prepaid in full or in part at any time without penalty or premium, provided that each prepayment is accompanied by accrued interest on the amount of principal prepaid calculated to the date of the prepayment.

         This Note has been executed and delivered pursuant to and in accordance with the terms and conditions of an Agreement and Plan of Merger and Reorganization, dated as of November 27, 2001, as amended by a First Amendment, dated December 31, 2001, among Maker, Payee and other parties ("MERGER AGREEMENT"), and is subject to the terms and conditions of the Merger Agreement, which are incorporated herein by this reference and made a part hereof. Capitalized terms used and not defined in this Note shall have the meanings assigned to the terms in the Merger Agreement.

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         The occurrence of any one or more of the following events shall constitute an event of default under this Note ("EVENT OF DEFAULT"):

         (a) Maker shall fail to pay when due any installment of principal or interest or other sum payable under this Note, or any extension, renewal, amendment, restatement or replacement of this Note after three (3) Business Days written notice thereof to Maker and counsel to Maker by confirmed facsimile transmission or by Federal Express at the addresses for each of them set forth in the Merger Agreement; or

         (b) Any representation or warranty made by Maker or Syndicated Transportation Service Group, Inc. ("STSI") in the Merger Agreement or the Security Agreement, attached as Exhibit to the Merger Agreement, respectively (above the Basket, as such term is defined in the Merger Agreement) shall have been breached or STSI shall default in the performance or observation of any covenant, obligations or agreements of it under such Security Agreement and is not cured within thirty (30) days after written notice thereof to Maker and counsel to Maker by confirmed facsimile transmission or by Federal Express at the addresses set forth for each of them in the Merger Agreement; or

         (c) Maker shall default in the performance or observation of any covenant, obligation or agreement contained in this Note (other than an Event of Default described in clause (a) above), and the default is not cured within thirty (30) days after written notice thereof to Maker and counsel to Maker by confirmed facsimile transmission or by Federal Express at the addresses set forth for each of them in the Merger Agreement.

         (d)      STSI, Syndicated Food Service Group, Inc. or Maker shall:

                  (1) File a petition, apply for, consent to, or acquiesce in, any proceeding in a court of competent jurisdiction seeking an order (i) adjudicating its bankruptcy or insolvency, (ii) appointing a trustee, receiver or other custodian of it, or of a substantial part of its assets, (iii) approving or effecting an arrangement for its liquidation, dissolution, winding up or reorganization of it under the Federal Bankruptcy Code or any other law for the relief of debtors, or
         (iv) seeking judicial modification or alteration of the rights of the holder under this Note; or

                  (2) Make a general assignment for the benefit of its creditors; or

                  (3) Become insolvent, generally not pay its debts as they become due, or admit in writing its inability to pay its debts as they become due; or

                  (4) Have any proceeding commenced in a court of competent jurisdiction against it seeking an order (i) adjudicating its bankruptcy or insolvency, (ii) appointing a trustee, receiver or other custodian of it, or of a substantial part of its assets, or (iii) approving or effecting an arrangement for its liquidation, dissolution, winding up or reorganization of it pursuant to the Federal Bankruptcy Code or any other law for the relief of debtors; and any proceeding shall not be discharged, or jurisdiction of the court shall not be relinquished or vacated or stayed on appeal or otherwise, within thirty
         (30) days after the commencement of any proceeding; or

         Upon the occurrence of any Event of Default which is not cured within the permitted time periods set forth above, the entire unpaid principal balance and accrued interest and all other sums payable under this Note shall immediately become due and payable in full, without presentment, demand, protest or notice of any kind, all of which are expressly waived by Maker. Further, upon the occurrence of any Event of Default: (i) the unpaid principal balance, together with all accrued and unpaid interest, shall bear interest at a rate per annum of three percent (3%)above the Base Rate from the date of acceleration or maturity until paid in full; (ii) Maker shall pay on demand all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by or on behalf of the holder of this Note in enforcing and attempting to enforce the collection of this Note, whether or not suit on this Note is filed; and
(iii) the holder may exercise any and all other rights and remedies available to the holder at law or in equity.

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         Maker may elect to offset payments due under this Note arising from any
Loss, as such term is defined in the Merger Agreement incurred by it or incurred by STSI under the Security Agreement.

         No waiver of any right or remedy of the holder of this Note, or any modification of the terms of this Note, shall be effective unless executed in writing by the holder, and then only to the extent specifically set forth in the writing. No failure or delay by the holder of this Note to exercise any right or remedy shall operate as a waiver of any right or remedy, or as a waiver of, or acquiescence in, any Event of Default. No single or partial exercise of any right or remedy by the holder of this Note shall preclude any other or further exercise of the right or remedy. No waiver of any provision of this Note shall be deemed, or shall constitute, a waiver of any other provisions, nor shall any waiver constitute a continuing waiver. No notice to or demand on Maker shall be deemed to be a waiver of any obligation of Maker or of the right of the holder of this Note to take further action without notice or demand as provided in this Note. All rights and remedies provided in this Note shall be cumulative and in addition to all other remedies provided by law or equity.

         Maker and any endorsers, guarantors and all other persons now or hereafter liable for the payment of all or any part of this Note do hereby expressly waive presentment, demand, protest, and notice of demand, protest and dishonor, and each of them consents to all renewals or extensions of the time of payment of this Note without notice, and without releasing or otherwise affecting their liability on this Note.

         This Note shall be construed in accordance with the laws of the State of Indiana and shall inure to the benefit of the Payee, its successors and assigns, and to any other holder who derives title to or an interest in this Note. Any dispute with respect to the interpretation of this Note or the obligations of Maker or Payee shall be exclusively determined in a proceeding in the United States District Court for the Southern District of Indiana, in Indianapolis or if such court lacks subject matter jurisdiction in the state courts of Indiana in Indianapolis. Each of Maker, Payee and any holder of an interest in this Note expressly agrees to waive any objection to the jurisdiction or venue of such courts and waives the right to claim that such courts are an inconvenient forum.

         If any provision of this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect, and any provision of this Note held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. Any notice required to be given pursuant to this Note shall be in writing and shall be given in the manner, and shall be effective, as provided in the Merger Agreement.

         MAKER AND PAYEE EACH KNOWINGLY AND VOLUNTARILY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN MAKER AND PAYEE ARISING OUT OF OR RELATED TO THIS NOTE OR THE ENFORCEMENT OF THIS NOTE. MAKER SHALL NOT SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE WAIVED OR HAS NOT BEEN WAIVED.

         This Note shall be binding upon Maker and Maker's successors and assigns (inclusive of any person or entity who becomes a holder of the Note or secures any interests therein), and shall inure to the benefit of the holder of this Note, and the holder's personal or legal representatives, successors and assigns. It is specifically understood that Payee and any person or entity who becomes a holder of this Note or secures any interest therein takes the same subject to all rights and remedies which Maker and Syndicated Food Service Group and STSI have against Payee under the Merger Agreement, the Employment Agreement and the Security Agreement, inclusive of any defenses and offsets as provided in each of such agreements arising out of the breach of representations, warranties or covenants therein by Payee or the failure of Payee to perform or observe any condition or undertaking to be performed by Payee under either of such agreements.

         Except where the context of their use clearly requires a different interpretation, singular terms shall include the plural, and masculine terms shall include the feminine or neuter, and vice versa, to the extent necessary to give the defined terms or other terms used in this Note their proper meanings.

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         IN WITNESS WHEREOF, Maker has duly executed this Promissory Note at New
York, New York, on this 31 day of December, 2001.

                                    SYNDICATED FOOD SERVICE INTERNATIONAL, INC.
                                    (f/k/a FLORIDINO'S INTERNATIONAL HOLDINGS,
                                    INC.)

                                    By: /s/ Nick Pirgousis
                                        -------------------------------------
                                        Nick Pirgousis, Chairman of the Board

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